SUBSIDIARIES AND AFFILIATES

Company		Ownership Interest
A and M Signalling Services Private Limited	India	100%
Aero Transportation Products, Inc	Independence, Missouri	100%
AM General Contractors SpA	Genova, Italy	100%
A M Rail Group Limited	Burton-on-Trent, UK	100%
A M Signalling Design Limited	Burton-on-Trent, UK	100%
Annax GmbH	Brunnthal, Germany	100%
Annax Scheiz AG	Bern, Switzerland	100%
Annax (Suzhou) Rail Systems Co., Ltd	Suzhou, China	100%
Ateliers Hubert Gerken S.A.	Belgium	100%
Austbreck Pty, Ltd.	Hallam, Victoria, Australia	100%
Barber Steel Foundry Corp.	Rothbury, Michigan	100%
Barber Tian Rui Railway Supply LLC	Park Ridge, Illinois	50%
Bearward Engineering Limited	Northampton, UK	100%
Becorit GmbH	Recklinghausen,Germany	100%
Beijing Wabtec Huaxia Technology Company Ltd.	Beijing, China	100%
Brecknell Willis & Co., Ltd.	Char, Somerset, UK	100%
Brecknell Willis (Tianjin) Electrification Systems, Co., Ltd.	TianJin, China	100%
Cambridge Forming and Cutting Ltd.	Ontario, Canada	100%
Changzhou CRRC GE Diesel Engine Company Limited.	Changzhou, China	50%
CoFren S.A.S.	Vierzon, France	100%
CoFren S.r.l.	Avellino, Italy	100%
Coleman Hydraulics Limited	Burton-on-Trent, UK	100%
CZ-Carbon Prodcuts s.r.o.	Czech Republic	100%
Datong Faiveley Railway Vehicle Equipment Co. Ltd.	Datong City, China	50%
Durox Company	Strongville, Ohio	100%
East Erie Commercial Railroad	Erie, Pennsylvania	100%
E-Carbon Asia Sdn. Bhd.	China	50%
E-Carbon China Co., Ltd.	China	70%
E-Carbon Far East Limited	Hong Kong	100%
E-Carbon Far East Ltd. Shanghai	Shanghai, China	60%
E-Carbon H.K. Limited	Hong Kong	70%
E-Carbon S.A.	Belgium	100%
Electrical Carbon UK Limited	United Kingdom	100%
Evand Pty Ltd.	Wetherill Park, Australia	100%
Faiveley Rail Engineering Singapore Pte Ltd	Singapore	50%
Faiveley Transport Amiens	Amiens, France	100%
Faiveley Transport Asia Pacific Ltd.	Hong Kong	100%
Faiveley Transport Australia Ltd.	Rosehill, Australia	100%
Faiveley Transport Birkenhead Ltd.	Birkenhead, UK	100%
Faiveley Transport Canada Inc.	Montreal, Canada	100%
Faiveley Transport Czech a.s.	Blovice, Czech Republic	100%
Faiveley Transport Chile Ltda.	Santiago, Chile	100%
Faiveley Transport DO Brasil Ltda.	Sao Paulo, Brazil	100%
Faiveley Transport Far East Ltd	Hong Kong	100%

Faiveley Transport Holding Gmbh & co KG	Whitten, Germany	100%
Faiveley Transport Iberica SA	La Selva del Camp, Spain	100%
Faiveley Transport Italia Spa	Turin, Italy	98.7%
Faiveley Transport Korea Ltd	Seoul, Korea	100%
Faiveley Transport Leipzig GmbH & Co-KG	Scheuditz, Germany	100%
Faiveley Transport Malmo AB	Landskrona, Sweden	100%
Faiveley Transport Metro Technology Shanghai Co Ltd.	Shanghai, China	100%
Faiveley Transport Metro Technology Taiwan Ltd.	Taipei, Taiwan	100%
Faiveley Transport Metro Technology Thailand Co Ltd.	Bangkok, Thailand	100%
Faiveley Transport Nordic AB	Landskrona, Sweden	100%
Faiveley Transport North America Inc	Greenville, South Carolina	100%
Faiveley Transport Nowe GmbH	Elze, Germany	100%
Faiveley Transport NSF	Neuville en Ferrain, France	100%
Faiveley Transport Plezn s.r.o.	Nyrany, Chech Republic	100%
Faiveley Transport Polska zoo	Poznan, Poland	100%
Faiveley Transport Rail Technologies India Ltd.	Himachal Pradesh, India	100%
Faiveley Transport Railway Trading Co. Ltd	Shanghai, China	100%
Faiveley Transport S.A.	Gennevilliers, France	100%
Faiveley Transport Schwab AG	Schaffhausen, Switzerland	100%
Faiveley Transport Schweiz AG	Hagendorf, Switzerland	100%
Faiveley Transport Service Maroc	Casablanca, Morocco	100%
Faiveley Transport South Africa Pty (Ltd)	Monument Park, South Africa	100%
Faiveley Transport Systems Technology (Beijing) Co. Ltd.	Beijing, China	100%
Faiveley Transport Tamworth Ltd.	Tamworth, Staffordshire, UK	100%
Faiveley Transport Tours	Saint Pierre des Corps, France	100%
Faiveley Transport Tremosnice s.r.o.	Treomsnice, Czech Republic	100%
Faiveley Transport USA Inc	Greenville, South Carolina	100%
Faiveley Transport Verwaltungs GmbH	Scheuditz, Germany	100%
Faiveley Transport Witten GmbH	Witten, Germany	100%
F.I.P. Pty Ltd.	Sydney, Australia	100%
FIP Brakes South Africa (Proprietary) Limited	Kempton Park, South Africa	70%
Fandstan Electric Group, Ltd.	London, UK	100%
Fandstan Electric Systems Pty, Ltd.	Gujarat, India	100%
Fandstan Electric, Ltd.	London, UK	100%
F.T.M.T. Singapore Pte Ltd	Singapore	100%
FW Acquisition LLC	Wilmington, Delaware	100%
G&B Specialties, Inc.	Berwick, Pennsylvania	100%
Gerken Group S.A.	Belgium	100%
Gerken Nordiska Karma Aktiebolag	Sweden	49%
Gerken SAS	France	100%
GE Diesel Locomotive Private Limited	New Delhi, India	75%

GE Economic and Trading (Shanghai) Co., Ltd.	Shanghai, China	100%
General Electric Transportation Egypt Services LLC.	Egypt	100%
GE Global Sourcing India Pvt Ltd.	New Delhi, India	100%
GE Mozambique Limitada	Nacala, Mozambique	100%
GE (Shijiazhuang) Mining Equipment Co., Ltd.	Shijiazhuang, China	100%
GE South Africa Technologies (Proprietary) Limited	Johannesburg, South Africa	100%
GE Transportation, A Wabtec Company	Wilmington, Delaware	100%
GE Transportation Engines Holding B.V.	Breda, Netherlands	100%
GE Transportation Parts, LLC.	Wilmington, Delaware	100%
GE Transportation System (Shenyang) Co. Ltd.	Shenyang, China	100%
GE Transportation Systems (China) Co. Ltd.	Beijing, China	100%
GE Transportation Systems Deutschland GmbH	Frankfurt am Main, Germany	100%
GE Transportation Systems Ltd.	Altrincham, England	100%
GE-UGM, LLC.	Wilmington, Delaware	100%
GIMCO, SA de CV	Torreon, Mexico	100%
Global Acquisition, S.a r.l.	Luxembourg	100%
Graham White Manufacturing Company	Salem, Virginia	100%
Huatie Wabtec Faiveley (Qingdao) Transport Equipment Co., Ltd.	Beijing, China	49%
Hubei Dengfeng Unifin Electrical Equipment Cooling System Co., Ltd.	Daye City, Hubei, China	69%
Hunan CSR Wabtec Railway Transportation Technology Co. Ltd.	Changsha, Hunan, China	50%
Industrea Chile S.A.	Chile	100%
Industrea Hong Kong YL Limited.	Hong Kong, China	100%
Industrea Mining Equipment Pty Ltd.	Springfield Central, Australia	100%
Industrea Mining Technology Pty Ltd.	Fountaindale, Australia	100%
Industrea Pty Ltd	North Sydney, Australia	100%
Industrea Wadam (Beijing) Mining Equipment Technical Services Co., Ltd	Beijing, China	100%
Industrea Wadam Pty Ltd.	Burnley, Australia	100%
InTrans Engineering Limited	Kolkata, West Bengal, India	100%
Jiaxiang HK Smart Technology Co. Ltd.	Hong Kong, China	100%
JSC Lokomotiv Kurastyru Zauyty	Kazakhstan	50%
Keelex 351 Limited	Barton Under Needwood, England	100%
Komatsu Wabtec Mining Systems, LLC.	Wilmington, Delaware	50%
LH Access Technology Limited	Barton Under Needwood, England	100%
LH Group Services Limited	Barton Under Needwood, England	100%
LH Group Wheelsets Limited	Barton Under Needwood, England	100%
Limited Liability Company Transportation Ukraine	Ukraine	100%
Locomotive Manufacturing and Services, S.A. de C.V.	Mexico City, Mexico	100%
Longwood Elastomers, Inc.	Wytheville, Virginia	100%
Longwood Elastomers, S.A.	Soria, Spain	100%

Longwood Engineered Products, Inc.	Greensboro, North Carolina	100%
Longwood Industries, Inc.	Brenham, Texas	100%
Longwood International, Inc.	Greensboro, North Carolina	100%
LS&O Locomotoras MX, S. de R.L. de C.V.	Mexico	100%
LWI Elastomers International, S.L.	Madrid, Spain	100%
LWI International B.V.	Amsterdam, Netherlands	100%
Manufacturas Del Noreste S.A. de C.V.	Portillo Saltillo, Mexico	100%
Medagao (Suzhou) Rubber-Metal Components Co., Ltd.	Suzhou, Jiangsu, China	100%
Melett (Changzhou) Precision Machinery Co. Limited	Jiangsu, China	100%
Melett Limited	South Yorkshire, England	100%
Melett North America, Inc.	Memphis, Tennessee	100%
Melett Polska Spolka z Ograniczona odpowiedzialnoscia	Bydgos, Poland	100%
Merz Industrietechnik GmbH	Österreich, Austria	100%
Metalocaucho, S.L.	Urnieta, Gipuzkoa, Spain	100%
Mors Smitt France S.A.S.	Sable sur Sarthe, France	100%
Mors Smitt Holding S.A.S.	Utrecht, Netherlands	100%
Mors Smitt Technologies, Inc.	Buffalo Grove, Illinois	100%
Mors Smitt UK Ltd.	West Midlands UK	100%
MorsSmitt Asia, Ltd.	Kwun Tong, Hong Kong	100%
Motive Equipment Brasil Ltda	Belo Horizonte, Brazil	100%
Motive Equipment, Inc.	Milwaukee, Wisconsin	100%
MotivePower, Inc.	Boise, Idaho	100%
MTC India Rubber Metal Components Private Limited	Bangalore, India	100%
Napier Turbochargers Australia Pty Ltd.	Sydney, Australia	100%
Napier Turbochargers Limited	Lincoln, Lincolnshire, UK	100%
o.o.o. Faiveley Transport	Leningrad Region, Russia	100%
Orion Engineering Ltd.	Hong Kong, China	100%
Pantrac GmbH	Germany	100%
Parts Supply Limited	Leicestershire, England	100%
Poli S.r.l.	Camisano, Italy	100%
Pride Bodies Ltd.	Ontario, Canada	100%
PT Transportation Solutions Indonesia	Indonesia	100%
Qingdao Faiveley Sri Rail Brake Co. Ltd.	Qingdao, Shadong, China	50%
Railcar Management, LLC	Atlanta, Georgia	100%
Railroad Controls Construction, Inc.	Benbrook, Texas	100%
Railroad Controls, L.P.	Benbrook, Texas	100%
Railroad Friction Products Corporation	Maxton, North Carolina	100%
RCLP Acquisition LLC	Benbrook, Texas	100%
Relay Monitoring Systems Pty Ltd.	Mulgrave, Australia	100%

RFPC Holding Corp	Wilmington, Delaware	100%
Ricon Corp	San Fernando, California	100%
SAB Wabco (Investments) Ltd.	Birkenhead, UK	100%
SAB Wabco UK Ltd.	Birkenhead, UK	100%
Schaefer Equipment, Inc.	Warren, Ohio	100%
SCT Europe Ltd.	Kirkcaldy, Fife, UK	100%
SCT Technology LLC	Wilmington, Delaware	100%
Semvac A/S	Odense, Denmark	100%
Servicios de Administracion de Locomotoras, S. de R.L. de C.V.	Mexico	100%
Shenyang CRRC Wabtec Railway Brake Technology Company, Ltd.	Shenyang, China	50%
Shijiazhuang Jiaxiang Precision Machinery Co. Ltd.	Shijiazhuang, China	100%
ShipXpress Technologies (Private) Limited	Nugegoda, Sri Lanka	100%
Standard Car Truck Company	Park Ridge, Illinois	100%
Standard Car Truck-Asia, Inc.	Chaoyang District, Beijing	100%
Stemmann Technik France SAS	Buchelay, France	100%
Stemmann-Technik GmbH	Schüttorf, Germany	100%
Stemmann-Technik Hong Kong Company Limited	Hong Kong, China	100%
Stemmann Polska SP Zoo	Katy Wroclawskie, Poland	100%
Stemmann-Technik (Shanghai) Ltd.	Shanghai, China	100%
Suecobras Consultoria Ferroviaria Ltda	Rio de Janeiro, Brazil	100%
Thermal Transfer Acquisition Corporation	Duquesne, Pennsylvania	100%
The Vista Corporation of Virginia	Salem, Virginia	100%
TMT Holding AB	Stockholm, Sweden	51%
Transportation Global Egypt L.L.C.	Egypt	100%
Transportation Global LLC	Wilmington, Delaware	100%
Transportation Holdings UK Limited	Altrincham, England	100%
Transportation IP Holdings, LLC	Wilmington, Delaware	100%
Transportation Kazakhstan Limited Liability Partnership	Kazakhstan	100%
Transportation Poland sp. z o.o.	Poland	100%
Transportation Rus Limited Liability Company	Moscow, Russia	100%
Transportation Services and Technologies Nigeria Ltd.	Lagos, Nigeria	100%
Transportation Systems and Services Cameroon Ltd.	Cameroon	100%
Transportation Systems Pakistan (Private) Limited	Lahore, Pakistan	100%
Transportation Systems Services Operations Inc.	Carson City, Nevada	100%
Transportation Turkey Transportation Systems and Services Incorporated Company	Istanbul, Turkey	100%
TransTech of South Carolina, Inc.	Piedmont, South Carolina	100%
TRSP Systems and Services Kenya Ltd.	Kenya	100%
TRSP Systems (Malaysia) SDN. BHD	Malaysia	100%
Turbonetics Holdings, Inc.	Moorpark, California	100%
Vapor Europe S.r.l.	Sassuolo, Modena, Italy	100%
Vapor Ricon Europe Ltd.	Loughborough, Leicestershire, UK	100%
Wabtec Assembly Services S. de R.L. de C.V.	San Luis Potosi, Mexico	100%
Wabtec Australia Pty. Limited	Rydalmere, Australia	100%

Wabtec (Beijing) Investment Co. Ltd.	Beijing, Fengtai District, China	100%
Wabtec Brasil Fabricacao e Manutencao de Equipamentos Ltda	Belo Horizonte, Brazil	100%
Wabtec Corporation	Wilmerding, Pennsylvania	100%
Wabtec Canada, Inc.	Ontario, Canada	100%
Wabtec China Friction Holding Limited	Hong Kong, China	100%
Wabtec China Rail Products & Services Holding Limited	Hong Kong, China	100%
Wabtec Control Systems Pty Ltd.	Osborne Park, Australia	100%
Wabtec de Mexico, S. de R.L. de C.V.	San Luis Potosi, Mexico	100%
Wabtec Equipamentos Ferroviarios Ltda.	Sao Paulo, Brazil	100%
Wabtec Europe GmbH	Brunn am Gebirge, Austria	100%
WABTEC Fabricación y Servicios, S. de R.L. de C.V.	Apodaca, Mexico	100%
Wabtec Faiveley Rayli Sistemleri Ltd. Sti	Istanbul, Turkey	100%
Wabtec Finance SRL	St. Michael, Barbados	100%
Wabtec France S.A.S.	Paris, France	100%
Wabtec FRG GmbH	Recklinghausen, Germany	100%
Wabtec FRG Holdings GmbH & Co. KG	Recklinghausen, Germany	100%
Wabtec Finance LLC	Wilmington, Delaware	100%
Wabtec Golden Bridge Transportation Technology (Hangzhou) Company, Ltd.	Xinwan Town. China	100%
Wabtec Greenville Real Estate LLC	Greenville, South Carolina	100%
Wabtec Holding Corp	Wilmington, Delaware	100%
Wabtec India Transportation Private Limited	Kolkata, India	100%
Wabtec International, Inc.	Wilmington, Delaware	100%
Wabtec Investments Limited LLC	Wilmington, Delaware	100%
Wabtec Ireland Limited	Dublin, Ireland	100%
WABTEC Locomotive Services Noreste, S.A. de C.V.	San Luis Potosi, Mexico	100%
Wabtec Luxembourg, S.a r.l.	Luxembourg	100%
Wabtec Manufacturing, LLC	Wilmington, Delaware	100%
Wabtec Manufacturing Mexico S. de R.L. de C.V.	San Luis Potosí, Mexico	100%
Wabtec Manufacturing Solutions, LLC	Wilmington, Delaware	100%
Wabtec MZT AD Skopje	Skopje, Macedonia	87%
Wabtec MZT Poland Sp. z.o.o.	Poznan, Poland	100%
Wabtec Netherlands BV	Amsterdam, Netherlands	100%
Wabtec Netherlands Holdings BV	Amsterdam, Netherlands	100%
Wabtec Rail Limited	Doncaster, S.Yorkshire, UK	100%
Wabtec Railway Electronics Corporation	Halifax, Nova Scotia, Canada	100%

Wabtec Railway Electronics Holdings, LLC	Wilmington, Delaware	100%
Wabtec Railway Electronics Manufacturing, Inc.	Wilmington, Delaware	100%
Wabtec Railway Electronics, Inc.	Wilmington, Delaware	100%
Wabtec Rus LLC	Moscow, Russia	100%
Wabtec Servicios Administrativos, S.A. de C.V.	San Luis Potosi, Mexico	100%
Wabtec South Africa Proprietary Limited	Kempton Park, South Africa	70%
Wabtec Texmaco Rail Private Limited	Kolkata, India	60%
Wabtec Transportation Canada Inc.	Ontario, Canada	100%
Wabtec Transportation Global Holdings, LLC	Wilmington, Delaware	100%
Wabtec Transportation Group Holdings Pty Ltd.	Richmond, Australia	100%
Wabtec Transportation Ireland Limited	Dublin, Ireland	100%
Wabtec Transportation Netherlands B.V.	Amsterdam, Netherlands	100%
Wabtec Transportation Netherlands Holdings B.V.	Amsterdam, Netherlands	100%
Wabtec UK Holdings Limited	Staffordshire, England	100%
Wabtec UK Investments Limited	Manchester, England	100%
Wabtec UK Manufacturing Limited	Burton-on-Trent, UK	100%
Wabtec US Rail Holdings, Inc.	Wilmington, Delaware	100%
Wabtec US Rail, Inc.	Wilmington, Delaware	100%
Wabtec-UWC Ltd.	Limassol, Cyprus	51%
Westinghouse Railway Holdings (Canada) Inc.	Toronto, Ontario, Canada	100%
Wilmerding International Holdings C.V.	Amsterdam, Netherlands	100%
Workhorse Holdings Corp	Indianapolis, Indiana	100%
Workhorse Rail, LLC	Pittsburgh, Pennsylvania	100%
Xorail, Inc.	Jacksonville, Florida	100%
Young Touchstone Company	Oak Creek, Wisconsin	100%
Zhongshan MorsSmitt Relay Ltd.	Zhongshan, China	100%